FOR IMMEDIATE RELEASE

For Further Information:

Howard N. Feist
Chief Financial Officer
(609) 584-3586


       CONGOLEUM CORPORATION SEEKS BONDHOLDERS' CONSENT TO AMEND INDENTURE

MERCERVILLE, NJ, July 31, 2003 - Congoleum Corporation (AMEX:CGM) today announced that as part of its strategy to resolve its asbestos liabilities, it is seeking bondholders' approval of certain amendments to the indenture governing its 8 ?% Senior Notes due 2008. These amendments reflect the finalization of negotiations with representatives of certain current and future asbestos personal injury claimants regarding the expected principal economic terms of the Company's anticipated pre-packaged Chapter 11 plan of reorganization and address, among other things, the amount and terms of a note Congoleum will contribute to a trust for the benefit of the claimants. The amendments are intended to expressly provide Congoleum with greater flexibility to pursue approval of its pre-packaged plan of reorganization under Chapter 11 of the Bankruptcy Code. The plan of reorganization that has been negotiated leaves its bondholders, trade creditors, and other unsecured non-asbestos related creditors unimpaired.

The amendments to the indenture would expressly permit Congoleum to issue a promissory note to the plan trust as part of the Company's anticipated pre-packaged Chapter 11 plan of reorganization. The promissory note will be subordinated to the Company's 8 ?% Senior Notes due 2008 and its revolving credit facility. The principal amount of the promissory note will initially be $2,738,234.75 and will be subject to increase as of the later of June 30, 2005 and the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's confirmed pre-packaged Chapter 11 plan of reorganization (the "Principal Adjustment Date") in an amount equal to the excess, if any, of the amount by which 51% of the Company's market capitalization as of the Principal Adjustment Date exceeds $2,738,234.75 (the "Additional Principal Amount"). The Company expects that interest on outstanding principal of the plan note will accrue at a rate of 9% per annum. The Company further expects that interest on the initial $2,738,234.75 will accrue and be payable quarterly and that interest on the Additional Principal Amount will accrue quarterly and be added to the Additional Principal Amount as additional principal. The Company expects that upon the earlier of August 1, 2008 and the date that all of the Senior Notes are repaid in full, interest on the then outstanding Additional Principal Amount will then accrue and be payable quarterly.

The Company further expects that all principal on the plan note then outstanding together with any accrued but unpaid interest will be payable in full on the tenth anniversary of the date of the plan note, subject to the right of the plan trust to accelerate all amounts then owed on the plan note following an uncured event of default under the plan note.

The Company understands that, pursuant to a pledge agreement, the Company's controlling shareholder, American Biltrite Inc. (AMEX:ABL), will pledge all of the shares of the Company's common stock that American Biltrite owns, together with any other equity interests and rights American Biltrite may own or hold in the Company, as of the date of the plan note as collateral for the Company's obligations under the plan note. The Company expects that American Biltrite would be allowed to prepay the principal amount of the plan note, in whole or in part, without any penalty or premium at any time following the Principal Adjustment Date and that any interest that may have accrued but not yet been paid at the time of any principal repayment would be due and payable at the time of the principal repayment. The Company also understands that in the event American Biltrite sells all or substantially all of the shares of Congoleum stock it owns within three years of the Principal Adjustment Date, American Biltrite would be obligated to pay the plan trust an amount equal to 50% of any excess of the value of 51% of the equity value of Congoleum implied by such stock sale by American Biltrite over $2,738,234.75 plus any Additional Principal Amount. The Company further understands that in the event American Biltrite pre-pays the note or pays any amounts to cure an event of default of the note, or pays an amount to the plan trust as a result of selling its Congoleum stock, the Company would be obligated to reimburse American Biltrite for such payments, such obligation to be reflected in a note to be issued by the Company to American Biltrite with terms substantially similar to the terms of the plan note issued by the Company to the plan trust.

Adoption of the proposed amendments to the indenture requires the consent of holders representing a majority of the aggregate principal amount of the outstanding notes as of the record date.

Roger S. Marcus, Chairman of the Board, commented "Completing our economic negotiations represents another important milestone for Congoleum's resolution of its asbestos problem. These negotiations included participation by a representative for future claimants as well as representatives for current claimants. While this added to the difficulty of reaching an agreement, it also marks a hurdle we believe we have now cleared. With our plan in what we hope is substantially final form, we can now seek final approval from our lenders and proceed with circulating our plan of reorganization to claimants for their approval, which we expect to begin shortly. While challenges remain ahead, we are encouraged by the challenges we have overcome. We continue to anticipate filing our pre-packaged Chapter 11 case in September with the votes needed to approve the plan, and hope to obtain confirmation of our plan by the end of the year. We have worked hard to craft a plan that protects the interests of our suppliers, customers, lenders, employees and shareholders, and we appreciate their continued support."

The solicitation is being made upon the terms and is subject to the conditions set forth in the Consent Solicitation Statement dated July 30, 2003 and related documents. Copies of those documents can be obtained by contacting The Altman Group, Inc., the consent agent for the consent solicitation, at (212) 681-9600. The expiration date for the consent solicitation is 3 p.m., New York City time, on Friday, August 1, 2003, unless extended by Congoleum.

Congoleum Corporation is a leading manufacturer of resilient flooring, serving both residential and commercial markets. Its sheet, tile and plank products are available in a wide variety of designs and colors, and are used in remodeling, manufactured housing, new construction and commercial applications. The

Congoleum brand name is recognized and trusted by consumers as representing a company that has been supplying attractive and durable flooring products for over a century.

                      WARNING REGARDING FORWARD - LOOKING STATEMENTS


THE ABOVE NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS, WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON CONGOLEUM'S EXPECTATIONS, AS OF THE DATE OF THIS RELEASE, OF FUTURE EVENTS, AND CONGOLEUM UNDERTAKES NO OBLIGATION TO UPDATE ANY OF THESE FORWARD LOOKING STATEMENTS. ALTHOUGH CONGOLEUM BELIEVES THAT THESE EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, WITHIN THE BOUNDS OF ITS KNOWLEDGE OF ITS BUSINESS AND EXPERIENCE, THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS WILL NOT DIFFER MATERIALLY FROM ITS EXPECTATIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS INCLUDE: (I) THE FUTURE COST AND TIMING OF ESTIMATED ASBESTOS LIABILITIES AND PAYMENTS AND AVAILABILITY OF INSURANCE COVERAGE AND REIMBURSEMENT FROM INSURANCE COMPANIES, WHICH UNDERWROTE THE APPLICABLE INSURANCE POLICIES FOR ASBESTOS-RELATED CLAIMS AND OTHER COSTS RELATING TO THE EXECUTION AND IMPLEMENTATION OF ANY PLAN OF REORGANIZATION PURSUED BY CONGOLEUM, (II) TIMELY REACHING AGREEMENT WITH OTHER CREDITORS, OR CLASSES OF CREDITORS, THAT EXIST OR MAY EMERGE, (III) CONGOLEUM'S AND ITS CONTROLLING SHAREHOLDER'S, AMERICAN BILTRITE INC.'S, SATISFACTION OF THE CONDITIONS AND OBLIGATIONS UNDER THEIR RESPECTIVE OUTSTANDING DEBT INSTRUMENTS, AND AMENDMENTS TO THOSE OUTSTANDING DEBT INSTRUMENTS, AS NECESSARY, TO PERMIT THE CONTEMPLATED NOTE CONTRIBUTION AND PLEDGE IN CONNECTION WITH CONGOLEUM'S PLAN OF REORGANIZATION AND TO MAKE CERTAIN FINANCIAL COVENANTS IN THOSE DEBT INSTRUMENTS LESS RESTRICTIVE, (IV) THE RESPONSE FROM TIME-TO-TIME OF CONGOLEUM'S AND ITS CONTROLLING SHAREHOLDER'S, AMERICAN BILTRITE INC.'S, LENDERS, CUSTOMERS, SUPPLIERS AND OTHER CONSTITUENCIES TO THE ONGOING PROCESS ARISING FROM CONGOLEUM'S STRATEGY TO SETTLE ITS ASBESTOS LIABILITY, (V) TIMELY OBTAINING SUFFICIENT CREDITOR AND COURT APPROVAL OF ANY REORGANIZATION PLAN PURSUED BY IT AND (VI) COMPLIANCE WITH THE UNITED STATES BANKRUPTCY CODE, INCLUDING SECTION 524(g). IN ANY EVENT, IF CONGOLEUM IS NOT SUCCESSFUL IN OBTAINING SUFFICIENT CREDITOR AND COURT APPROVAL OF ITS PLAN OF REORGANIZATION, SUCH FAILURE WOULD HAVE A MATERIAL ADVERSE EFFECT UPON CONGOLEUM'S BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY AS A RESULT OF THESE AND OTHER FACTORS DISCUSSED IN CONGOLEUM'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, ITS QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2003 AND ITS OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


                             # # # # # # # # # # # #